ASSET PURCHASE AGREEMENT

THIS  ASSET  PURCHASE  AGREEMENT  (this  “Agreement”),  dated  as  of  November  5,

2015,  is  made  by  and  between  VHT,  Inc.,  a  Delaware  corporation  (“Buyer”),  and  Gotham

Innovation  Lab  Inc.  d/b/a  Gotham  Photo  Company,  a  New  York  corporation  (“Seller”).   Seller

and Buyer  are sometimes  hereinafter  referred to individually as  a “Party”,  and collectively as  the

“Parties”.

RECITALS

WHEREAS,  Seller  is  engaged  in  the  business  of  real  estate  media  services,  including

photography   of   properties,   floor   plan   production,   virtual   staging   of   properties   and   video

production of properties, and  (the “Business”); and

WHEREAS,  Buyer  desires  to  acquire  certain  assets  of  Seller,  and  Seller  desires  to  sell such assets to Buyer, all upon the terms and subject to the conditions of this Agreement.

NOW,  THEREFORE,  for good  and  valuable consideration,  the  receipt  and  sufficiency of which  are  hereby  acknowledged,  and  intending  to  be  legally  bound  hereby,  the  parties  hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1

Definitions.    As  used  in  this  Agreement,  unless  the  context  otherwise requires,  capitalized  terms  used  in  this  Agreement  shall  have  the  meanings  set  forth  in  Annex  A or otherwise given to such terms in the body of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF ASSETS

Section 2.1

Purchase  of  Transferred  Assets  from  Seller.    At  the  Closing  (as  defined

below),  Seller  shall  sell,  convey,  assign,  transfer  and  deliver  to  Buyer,  and  Buyer  shall  purchase from  Seller,  all  of  Seller’s  right,  title  and  interest  in  and  to  the  Transferred  Assets  free  and  clear of  any  and  all  Liens,  including  the  Assumed  Contracts  (as  defined  below  and  set  forth  on

Schedule 4.6).

Section 2.2

Closing.   The  closing  of  the  Transaction  (the  “Closing”)  shall  take  place remotely via  the  exchange  of  documents  and  signatures  on  the  date  of  this  Agreement  or  at  such other time and place as the Parties mutually agree upon in writing on the date hereof.

Section 2.3

Assumption  of  Contract  Liabilities.   Buyer  does  not  assume  and  shall  in

no  event  be  liable  for  any  Liabilities  of  Seller  to  any Person,  whether  fixed  or  non-fixed,  known or  unknown,  liquidated  or  unliquidated,  secured  or  unsecured,  contingent  or  otherwise,  except

for  any  Liabilities  expressly  set  forth  in  an  Assumed  Contract.   Buyer  shall  perform  and  pay  all

Liabilities  as  set  forth  in  the  Assumed  Contracts,  but  only to  the  extent  that  such  Liabilities  arise after  the  Closing  Date  (or  in  the  case  of  payments  due,  only to  the  extent  such  payments  are  not due until after the Closing Date) (the “Assumed Liabilities”).

Section 2.4

Excluded   Liabilities.     All   Liabilities   of   Seller   that   are   not   Assumed

Liabilities  (the  “Excluded  Liabilities”)  shall  be  and  remain  solely  Seller’s  responsibility  and

Seller  shall  pay  and  perform  the  Excluded  Liabilities  when  due,  including  but  not  limited  to those  liabilities  that  may  accompany  the  Transferred  Assets  which  existed  as  of  and  prior  to  the

Closing Date.  Without limiting the generality of the foregoing, Seller shall remain liable for, and pay and perform when due, and Buyer shall not assume, the following Excluded Liabilities:

(a)

Liabilities  of  Seller  relating  to  Seller’s  ownership  or  operation  of  the

Business  or  Transferred  Assets  prior  to  the  Closing  Date,  including  (i)  Liabilities  arising  out  of or  relating  to  Seller’s  performance  under  any  Contracts,  including  the  Assumed  Contracts,

licenses  or  permits,  (ii)   Liabilities  to  any  current  or  former  employee  or  consultant  for  unpaid compensation,  including  unpaid  bonuses  or  severance  payments,  (iii)  Liabilities  to  any owner  or alleged  owner  of  any  equity  interest  in  Seller,  and  (v)  Liabilities  for  any  claims,  suits  or  actions brought by any Person arising out of the operation of the Business prior to the Closing Date;

(b)

Any and all Indebtedness of Seller; and

(c)

Liabilities  of  Seller  for  Taxes  for  all  periods,  including  Taxes  arising  out of  the  consummation  of  the  Transaction  and  all  Taxes  of  any other  Person  imposed  on  Buyer,  as a  transferee  or  successor,  by  contract  or  pursuant  to  any  Law,  which  Taxes  relate  to  an  event  or transaction with respect to the Business occurring before the Closing.

ARTICLE 3

PURCHASE PRICE

Section 3.1

Purchase   Price.

Subject   to   the   terms   and   conditions   hereof,   in

consideration of the sale, transfer, conveyance and delivery of the Transferred Assets, including the assignment of the Assumed Contracts, Buyer shall pay to Seller a total purchase price equal to Six Hundred Thousand Dollars ($600,000) (the “Purchase Price”), which amount shall be paid in accordance with this Section 3.1.

(a)

On  the  Closing  Date,  Buyer  shall  pay  Four  Hundred  Thousand  Dollars

($400,000)  by wire  transfer  of  immediately available  funds  to  an  account  designated  by Seller  in writing at least two Business Days prior to the Closing.

(b)

Commencing  on  Friday,  January  29,  2016,  Buyer  shall  pay  twelve  equal monthly  installments  of  $16,666.67  on  the  last  business  day  of  each  month  (the  “Installment

Payments”  and  each,  an  “Installment  Payment”),  each  Installment  Payment  to  consist  of  (1)  an earn-out  payment  of  $10,000  (the  “Earn-Out  Payments”  and  each,  an  “Earn-Out  Payment”),  and

(2)  an  additional  payment  of  $6,666.67  (the  “Additional  Payments”  and  each,  an  “Additional

Payment”); provided however that

(i)

Buyer shall only be required to make the Earn-Out Payments for as

long   as   that   certain   Master   Agreement   for   Media   and   Technology   Services,   dated   as   of

November  10,  2009,  with  Douglas  Elliman  LLC  d/b/a  Prudential  Douglas  Elliman  Real  Estate

(“Elliman”)  remains  in  effect  or  a  substantially  similar  agreement  is  entered  into  between  Buyer and  Elliman  and  is  full  force  and  effect  (the  “Elliman  Agreement”),  provided  however  that

Elliman  does  not  terminate  said  agreement  as  a  result  of  (1)  Elliman’s  dissatisfaction  with

Buyer’s management as it relates to the operation of the Business in connection with the Elliman

Agreement,  (2) a  material  change  in  the  services  or  product  being offered  to  Elliman  pursuant  to said  agreement,  or  (3)  an  adverse  material  change  in  the  quality  of  services  and  products  being offered to Elliman pursuant to said agreement; and

(ii)

if Buyer  is entitled to indemnification pursuant to Section 8, Buyer shall  suspend  payment  of  the  last  three  Additional  Payments  and  offset  such  amount  against  the costs  of  the  indemnity  claim  by  providing  to  Seller  prior  written  notice  as  outlined  in  Section  8,

(“Off-Set  Rights”);  provided  that  any  remaining  portion  of  the  suspended  Additional  Payments after satisfying the indemnity claim shall be paid to Seller.

(c)

All   Installments   Payments   hereunder   shall   be   made   by   Automated

Clearing  House  (ACH)  or  wire  transfer  to  a  bank  account  designated  by  Seller,  such  bank

account information to be provided to Buyer by Seller.   Any and  all late payments of  Installment

Payments  hereunder  will  be  subject  to  a  late  payment  charge  from  the  date  the  amount  was  due until  paid  in  full  at  a  rate  per  annum  equal  to  the  of  lesser  of  six  percent  (6%)  per  annum  or  the

maximum  interest  rate  permitted  by  law  that  may  be  charged  under  these  circumstances.   In  the

event  that  Buyer  fails  to  pay  an  Installment  Payment  within  thirty  (30)  days  of  the  date  due  (a

“Default”), Seller shall provide written notice to Buyer of such Default (a “Default Notice”), and provide  Buyer  an  opportunity to  cure such  Default  by making the  late  Installment  Payment  (plus any  interest  due  thereunder  as  herein  provided)  within  ten  (10)  days  of  Buyer’s  receipt  of  the

Default  Notice  (the  “Cure  Period”).   If  Buyer  fails  to  cure  such  Default  within  the  Cure  Period,

Seller may declare the entire balance of the Purchase Price immediately due and payable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Except  as  set  forth  on  the  Disclosure  Schedules,  Seller  represents  and  warrants  to  Buyer as follows:

Section 4.1

Organization,   Standing   and   Authority.     Seller   is   a   corporation   duly

organized,  validly  existing  and  in  good  standing  under  the  Laws  of  the  State  of  New  York.

Seller  has  all  requisite  corporate  power  and  authority  to  carry  on  its  Business  as  it  is  now  being

conducted  and  enter  into  the  Transaction.   Seller  has  the  requisite  corporate  power  and  authority to  execute  and  deliver  this  Agreement,  to  consummate  the  Transaction  and  to  perform  its

obligations  under  this  Agreement.   The  execution,  delivery  and  performance  of  this  Agreement

and   each   Transaction   Document   to   which   Seller   is   a   party  and   the   consummation   of   the

Transaction  have  been  duly authorized  and  approved  by all  required  corporate  action  on  the  part

of  Seller.   This  Agreement  and  each  of  the  Transaction  Documents  to  which  Seller  is  a  party

have  been  duly  and  validly  executed  and  delivered  by  Seller.   Assuming  the  due  authorization,

execution  and  delivery  by  the  other  Parties  hereto  and  thereto,  this  Agreement  and  each  of  the

Transaction  Documents  to  which  Seller  is  a  party  shall  constitute,  upon  execution  and  delivery thereof,  the  valid  and  binding  obligations  of  Seller,  enforceable  in  accordance  with  their  terms,

except  as  enforcement  may  be  limited  by  applicable  bankruptcy,  reorganization,  insolvency,

moratorium  or  similar  Laws  affecting  the  enforcement  of  creditors’  rights  generally  and  by general  principles  of  equity  (regardless  of  whether  enforcement  is  considered  in  a  proceeding  in

Law or equity).

Section 4.2

Conflict;  Required  Filings  and  Consents.    No  Consent  of  or  to,  or  filing

with,  any  Governmental  Authority  or  any  other  Person  is  required  to  be  made  or  obtained  by

Seller    in  connection  with  the  execution,  delivery,  and  performance  of  this  Agreement  or  the

other  Transaction  Documents  to  which  Seller  is  a  party.    Neither  the  execution,  delivery,  nor

performance of this Agreement by Seller, nor the consummation of the Transaction by Seller will

(a)  conflict  with  or  result  in  any  breach  of  any  provisions  of  the  Organizational  Documents  of

Seller,  (b)  result  in  a  violation  or  breach  of,  or  constitute  (with  or  without  due  notice  or  lapse  of time)  a  default  (or  give  rise  to  any  right  of  termination,  cancellation,  acceleration,  vesting,

payment,  exercise,  suspension,  or  revocation)  under  any  of  the  terms,  conditions,  or  provisions under any Assumed Contract or Transferred Asset, (c) violate any Law applicable to Seller or the

Transferred  Assets,  or  (d)  result  in  the  creation  or  imposition  of  any  Lien  on  any  Transferred

Asset, except in the cases of clauses (b) or (c) for such violations, breaches, defaults or Liens that would  not  reasonably  be  expected  to  have,  individually  or  in  the  aggregate,  a  Material  Adverse

Effect on Seller.

Section 4.3

Title  To  And  Condition  Of  Transferred  AssetsSeller  has  good  and  valid title to, or a valid leasehold interest in, all of the Transferred Assets.  Seller (a) has the power and the  right  to  sell,  convey,  transfer,  assign  and  deliver  to  Buyer  the  Transferred  Assets,  and  (b)  on the  Closing  Date  shall  sell,  convey,  transfer,  assign  and  deliver  the  Transferred  Assets  free  and clear of all Liens.

(b)

The  Transferred  Assets  are  sufficient  for  the  continued  conduct  of  the

Business  after  the  Closing  in  substantially  the  same  manner  as  conducted  prior  to  the  Closing and  the  Transferred  Assets  constitute  all  of  the  rights,  property  and  assets  necessary  to  conduct the Business as currently conducted in all material respects.

Section 4.4

Financial  Information.    Schedule  4.4  contains  copies  of  the  Company’s

audited  financial  statements  consisting  of  the  balance  sheet  of  the  Company  as  of  December  31,

2014  and  the  related  statements  of  income  and  retained  earnings  and  cash  flow  for  the  year  then ended  (the “Audited  Financial  Statements”),  and  unaudited  financial  statements  consisting of  the balance  sheet  of  the  Company  as  of  September  30,  2015  and  the  related  statements  of  income and retained earnings and cash flow for the nine-month period then ended (the “Interim Financial

Statements,”  and  together  with  the  Audited  Financial  Statements,  the  “Financial  Statements”).

The  Financial  Statements  are  true  and  correct  in  all  material  respects  and  fairly  present  the financial  position  of  Seller  as  at  such  dates  and  the  results  of  Seller’s  operations  and  the  changes in  Seller’s  retained  earnings  and  financial  position  for  the  periods  related  thereto  and  have  been prepared in a manner consistent with GAAP principals.

Section 4.5

No  Undisclosed  Liabilities.   To  Seller’s  Knowledge,  the  Seller  does  not

have  any Liabilities pertaining to the  Transferred  Assets (whether or not  required to be disclosed on  a  balance  sheet  prepared  in  accordance  with  GAAP),  other  than:  (a)  Liabilities  adequately reflected  or  reserved  against  on  the  Financial  Information;  (b)  Liabilities  incurred  since  June  30,

2015  in  the  ordinary  course  of  business  consistent  with  past  practice;  (c)  Liabilities  incurred  in connection  with  the  Transaction;  (d)  contractual  or  other  Liabilities  incurred  in  the  ordinary course  of  business  consistent  with  past  practice;  and  (e)  Liabilities  or  obligations  which  would not  reasonably  be  expected  to  have,  individually  or  in  the  aggregate,  a  Material  Adverse  Effect on Seller.

Section 4.6

Assumed Contracts.

(a)

Schedule  4.6  sets  forth  a  true  and  correct  list  of  all  Contracts  by  which

Selleris  bound  in  respect  to  the  Business  or  the  Transferred  Assets  that  will  be  transferred  to  the

Buyer (the “Assumed Contracts”).

(b)

True  and  correct  copies  of  all  written  Contracts  listed  on  Schedule  4.6  and descriptions  of  any  oral  Assumed  Contracts  listed  and  described  thereon  have  been  delivered  to

Buyer.   All  of  the  Contracts  set  forth  on  Schedule 4.6  or  in  the  other  Schedules  hereto  are  (i)

valid  and  enforceable  in  accordance  with  their  respective  terms,  except  to  the  extent  that  such enforceabilty (A) may be limited by bankruptcy, insolvency, reorganization, moratorium or other

similar  laws  relating  to  creditors’  rights  generally  and  (B)  are  in  full  force  and  effect.   Seller  is

not  in  default  under  any Assumed  Contract  nor,  to  Seller’s  Knowledge,  is  any other  party to  any such  Assumed  Contract  in  material  default  thereunder;  nor,  to  Seller’s  knowledge,  is  there  any condition  or  basis  for  any  claim  of  a  default  by  any  party  thereto  or  event  which,  with  notice,

lapse of time or both, would constitute a default thereunder.   Seller has paid in full or accrued all

amounts  due  from  Seller  thereunder  for  periods  on  or  prior  to  the  date  hereof  (whether  or  not then  currently  payable)  and  has  satisfied  in  full  or  provided  in  full  for  all  of  its  Liabilities

thereunder  for  periods  on  or  prior  to  the  date  hereof.   All  rights  of  Seller  under  the  Assumed

Contracts  extending  beyond  the  Closing  Date  shall  continue  unimpaired  and  unchanged  on  and after  the  Closing  Date  without  (i) the  requirement  of  Consent  of  any  Person  or  (ii) the  payment of any penalty, the incurrence of any additional Liability or the change of any term.

(c)

to   Seller’s   Knowledge   the   Seller   is   not   a   party   to   or   bound   by  any

Assumed  Contract  which  was  entered  into  other  than  in  the  ordinary  course  of  its  business consistent with past practice.

(d)

To  Seller’s  Knowledge  the  Assumed  Contracts  listed  on  Schedule  4.6 constitute all material Contracts necessary to operate the Business as it is operated currently.

Section 4.7

Real  Property.    Schedule  4.7  sets  forth  a  complete  list,  as  of  the  date hereof, of the address of each parcel of Licensed Real Property, each of which is licensed under a valid and subsisting license agreement (each, a “Real Property Agreement”).  Seller has provided

to   Buyer   true   and   correct   copies   of   each   Real   Property   Agreement,   together   with   all

amendments,  modifications  or  supplements,  if  any,  thereto.   Each  Real  Property Agreement  is  in

full  force  and  effect,  and  neither  Seller  nor  any  other  party  is  in  breach  or  default  under  any  of such  Real  Property  Agreement,  and  no  event  has  occurred  which,  with  notice  or  lapse  of  time,

would  constitute  such  a  breach  or  default  or  give  any  party  thereunder  the  right  to  terminate  or

accelerate  any  material  rights  under  any  such  Real  Property  Agreement.   Without  limiting  the

foregoing,  Seller  has  not  received  any  notice  from  any  landlord  asserting  the  existence  of  a

default  under  any  Real  Property  Agreement.   All  rents  and  additional  rents,  royalties,  license

fees,  charges  or  other  payments  due  and  payable  by  Seller  under  the  Real  Property  Agreements

have  been  paid  through  the  Closing  Date.   Seller  has  not  received  written  notice  of  any  pending or  threatened  condemnation,  incorporation,  annexation  or  similar  proceeding  with  respect  to  the

Licensed  Real  Property  or  any  portion  thereof.   The  use  of  the  Licensed  Real  Property  for  the

purposes  for  which  it  is  presently being  used  is  permitted  under  applicable  zoning  requirements,

and there is no deed, lease or other recorded or unrecorded restriction or legal impediment which prohibits  or  restricts  the  use  of  the  Licensed  Real  Property  for  the  current  operations  of  Seller.

Seller does not own any real property.

Section 4.8

Tangible  Personal  Property.    Seller  has  good  and  marketable  title  to  all

material  tangible  personal  property included  in  the  Transferred  Assets,  free  and  clear  of  any  and

all  Liens.   All  items  of  tangible  personal  property  included  in  the  Transferred  Assets,  whether owned  or  held  pursuant  to  leases,  which  are  material  to  the  operation  of  the  Business,  are  in working  condition  and  in  a  state  of  good  maintenance  and  repair  (ordinary  wear  and  tear

excepted).    Seller  has  a  valid  and  enforceable  leasehold  interest  under  each  of  the  personal property  leases  under  which  it  is  a  lessee,  which  enforcement  may  be  limited  by  applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in Law or equity).

Section 4.9

Inventory.   All   inventory,   whether   or   not   reflected   in   the   Financial

Information,  consists  of  a  quality  and  quantity  usable  and  salable  in  the  ordinary  course  of

business  consistent  with  past  practice.    All  inventory  is  owned  by  Seller  free  and  clear  of  all

Liens, and no inventory is held on a consignment basis.

Section 4.10    Intellectual  PropertySchedule  4.10(a)  sets  forth  a  true  and  complete  list  of all  Intellectual  Property  used  in  Seller’s  conduct  of  the  Business,  separated  by  (i)  Intellectual

Property  that  is  owned  by  Seller,  and  (ii)  licenses,  whether  written  or  other,  setting  forth  the details of the license.

(b)

Except  as  set  forth  in  Schedule  4.10(b),  Seller  owns  or  has  valid  licenses to  use  (which  licenses  are  set  forth  in  Schedule  4.10(a))  all  Intellectual  Property  used  in  Seller’s

conduct  of  the  Business,  free  and  clear  of  all  Liens.   Seller’s  conduct  of  the  Business  has  not

infringed, misappropriated or otherwise unlawfully used and does not infringe, misappropriate or

otherwise   unlawfully   use   the   Intellectual   Property   of   any   Person.   There   are   no   facts   or

circumstances  that  would  render  any  of  the  Intellectual  Property  invalid  or  unenforceable  and

each   item   of   Seller’s   registered   Intellectual   Property   is   valid   and   subsisting.   To   Seller’s

Knowledge,  no  Person  has  infringed  or  misappropriated  or  is  infringing  or  misappropriating  any of the Intellectual Property, including any employee or former employee of Seller

(c)

Except  as  set  forth  in  Schedule  4.10(c),  Seller  does  not  pay or  receive  any royalty to  or  from  anyone  with  respect  to  Intellectual  Property,  nor  has  Seller licensed  anyone  to use  any  of  the  Intellectual  Property  owned  by  the  Seller  and  used  in  Sellers’  conduct  of  the

Business.

(d)

Except  as  set  forth  in  Schedule  4.10(d),  all  rights  of  Seller  in  and  to  the

Intellectual   Property   used   in   Seller’s   conduct   of   the   Business   will   be   unaffected   by   the

transactions contemplated by this Agreement.

(e)

Except  as  set  forth  in  Schedule  4.10(e),  Seller  has  not  given  nor  received any  written  notice  of  any  pending  conflict  with,  or  infringement  of  the  rights  of  others  with respect to any Intellectual Property owned by Seller or used in Seller’s conduct of the Business.

Section 4.11    Litigation.   Except  as  set  forth  in  Schedule  4.11,  there  is  no  litigation  or governmental,  administrative  or  judicial  proceeding  or  investigation  pending  or,  to  Seller’s

Knowledge,   threatened   against   Seller   in   connection   with   any   part   of   the   Business   or   the

Transferred  Assets.    Seller  is  not  (a)  in  violation  in  any  respect  of  any  applicable  Laws,  (b)

subject  to  the  provisions  of  any  order,  writ,  injunction,  judgment  or  decree  of  any  court  or governmental agency or instrumentality or (c) subject to or in default with respect to any Order.

Section 4.12    Employee Matters.

(a)

Schedule  4.12(a)  sets  forth  a  true  and  complete  list  of  (i)  all  the  current employees  of  Seller  as  of  the  date  specified  on  such  list  (which  shall  be  no  earlier  than  ten

Business  Days  prior  to  the  date  hereof),  their  current  respective  positions  or  job  classifications and  their  current  respective  wage  scales  or  salaries,  whether  such  employee  is  at-will  or  subject to an employment  contract, exempt/non-exempt classification, and  any accrued liability of Seller with  respect  to  each  such  employee  of  Seller  for  any  unused  vacation  and  other  paid  time  off  as of the date hereof and  (ii) the name of each individual who currently provides, or who has within the  prior  twelve-month  period  provided,  services  to  Seller  as  an  independent  contractor  with respect to the Business.

(b)

No  employee  of  Seller  is  covered  by  a  collective  bargaining  agreement  or

represented  by  a  labor  union  or  labor  organization.   There  is  not  any,  and  during  the  past  three

years  there  has  not  been  any,  labor  strike,  dispute,  work  stoppage  or  lockout  in  existence  or

threatened  against  the  Business.   Seller  is  not  engaged  in  any unfair  labor  practice  in  connection with  the  conduct  of  the  Business,  and  there  are  no  unfair  labor  practice  charges  or  complaints against Seller in existence or threatened in connection with the conduct of the Business.  Seller is in  compliance  in  all  respects  with  all  applicable  Laws  respecting  employment  and  employment practices, terms and conditions of employment and wages and hours.

(c)

Seller  has  delivered  to  Buyer  a  true,  correct  and  complete  copy  of  each employment  agreement,  severance  agreement,  consulting  or  independent  contractor  agreement,

confidentiality/non-disclosure  agreement,  assignment  of  inventions  agreement  and/or  restrictive

covenant   agreement,   including,   but   not   limited   to   non-competition   and   non-solicitation

agreements, entered into with an employee or independent contractor of the Business.

(d)

Except  as  set  forth  on  Schedule  4.12(b),  all  work  product  pertaining to  the

Business  was  created  by  regular  full-time  or  part-time  employees  of  Seller  at  the  time  such person  contributed  to  any  such  work  product,  and  such  author  or  developer  has  irrevocably  and explicitly assigned to Seller in writing all copyrights and other proprietary rights in such person’s work  product  pertaining  to  the  Business,  including  but  not  limited  to  photographs  of  current  or former employees used in the Business.

(e)

The employment of each  employee  and independent contractor of Seller is terminable by Seller at will, and Seller has no obligation to provide any particular form or period of  notice  prior  to  terminating  the  employment  of  such  employees  or  such  relationship  with  such independent  contractors,  nor  does  Seller  have  any  obligation  to  provide  any  post-termination payments  to  any  such  person,  other  than  amounts  due  and  owing  for  services  performed  up  to and  including  the  date  of  termination,  and  payment  of  accrued  but  unused  paid  time  off,  to  the

extent   such   payment   upon   termination   is   required   by   Seller’s   policies   and/or   practices   or

applicable law.

(f)

With respect to current and former employees and independent contractors of  the  Business,  Seller  is  and  has  been  for  the  past  four  (4)  years  in  compliance  with  all applicable  Laws  respecting  employment  and  employment  practices,  including  but  not  limited  to

Laws  respecting  minimum  wage  and  overtime  payments,  employment  discrimination,  workers’

compensation,   family   and   medical   leave,   immigration,   and   occupational   safety   and   health

requirements.   There are no claims against Seller or, to the Knowledge of Seller, threatened to be brought  or  filed,  by  or  with  any  Governmental  Authority  relating  to  or  arising  out  of  any applicable Laws, and there are no internal complaints brought by any current or former employee or service provider (including, but not limited to, independent contractors) in connection with the employment  (or  relationship)  of  any  such  person,  including  relating  to  or  arising  out  of  any applicable Laws.

(g)

Each  person  classified  by  Seller  as  an  independent  contractor  with  respect to  the  Business  satisfies  and  has  satisfied  the  requirements  of  any  applicable  Law  to  be  so classified,  and  Seller  has  fully  complied  with  all  applicable  Laws  fully  and  accurately  reported such independent contractors’ compensation on IRS Forms 1099 (and foreign equivalent thereof)

when required to do so.

(h)

Seller  is  not  delinquent  to,  nor  has  failed  to  pay  when  due,  any  employee or  independent  contractor  for  any  wages  (including  overtime,  meal  breaks  or  waiting  time penalties),  fees,  salaries,  commissions,  accrued  and  unused  vacation  pay,  holiday  pay,  sick  pay or  other  paid  time  off,  or  on-call  payments  or  equal  pay  to  which  they  would  be  entitled  under applicable  Law,  if  any,  bonuses,  benefits  or  other  compensation  for  any  services  performed  by them or amounts required to be reimbursed or damages or interest paid to such individuals.

(i)

Seller  does  not  maintain  any  “employee  pension  benefit  plan”  (as  defined

in   Section   3(2)   of   the   Employee   Retirement   Income   Security   Act   of   1974,   as   amended

(“ERISA”))  (“Pension  Plan”),  “employee  welfare  benefit  plan”  (as  defined  in  Section  3(1)  of

ERISA)  or  any stock  option  or  other  equity based,  bonus,  incentive  or  deferred  compensation  or severance plan or arrangement.

Section 4.13    Taxes.  Seller has timely filed all tax returns required to be filed by it, each such tax return has been prepared in substantial compliance with all applicable laws, and all such

tax  returns  are complete,  true and  accurate in  all material  respects.   There are no  Liens  for  Taxes

(other  than  for  current  Taxes  not  yet  due  and  payable)  upon  the  Business  or  Transferred  Assets,

and  no  liability  for  Taxes  for  which  Buyer  may  be  responsible  upon  the  consummation  of  the

Transaction.   With  respect  to  the  Business,  Seller  has  withheld  and  paid  all  Taxes  required  to have  been  withheld  and  paid  in  connection  with  amounts  paid  or  owing  to  any  employee,

independent contractor, creditor, member or other third party.

Section 4.14    Compliance  with  Laws.   Seller  has  not  violated  or  failed  to  comply  with

any  Law,  or  any  Order,  applicable  to  the  Business  or  it  operations,  the  violation  or  failure  to comply with which could have a Material Adverse Effect on Buyer.

Section 4.15    Licenses   and   Permits.     Seller   has   such   certificates,   permits,   licenses,

franchises,  consents,  approvals,  orders,  registrations,  authorizations  and  clearances  from,  the appropriate  Governmental  Authorities  and  other  Persons  as  are  necessary  to  conduct  or  operate the  Business  as  presently  conducted  (collectively  “Seller’s  Licenses”),  and  all  Seller’s  Licenses

are  valid  and  in  full  force  and  effect.    Schedule  4.15  sets  forth  a  list  of  all  material  Seller’s

Licenses.   Seller’s  Licenses  shall  be  transferred  to  Buyer,  free  and  clear  of  any  and  all  Liens,  at

Closing as part of the Transferred Assets to the extent assignable.

Section 4.16    Related-Party  Transactions.    Except  as  set  forth  on  Schedule  4.16,  no

employee,  officer,  director,  stockholder  of  Seller,  or  any  of  their  respective  Affiliates,  or,  to

Seller’s  Knowledge,  any  member  of  any such  Person’s  immediate  family  (collectively,  “Related

Persons”),  (i)  is  a  party  to  any  Assumed  Contract  or  is  involved  in  any  business  arrangement  or other  relationship  with  Seller  (whether  written  or  oral),  or  (ii)  has  any  claim  or  cause  of  action against Seller.

Section 4.17    Customers  and  Service  Providers.   Since  June  30,  2015,  none  of  Seller’s

top  25  customers  or  service  providers  has  affirmatively terminated  its  relationship  with  Seller  or materially  reduced  or  changed  the  pricing  or  other  terms  of  its  business  with  Seller  and  no  such customer or service provider of Seller has notified  Seller that it intends to terminate or materially reduce or change the pricing or other terms of its business with Seller.

Section 4.18    Brokers.     No   Person   is   entitled   to   any  brokerage,   financial   advisory,

finder’s  or  similar  fee  or  commission  payable  in  connection  with  the  Transaction  based  upon arrangements made by or on behalf of Seller.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Except  as  set  forth  on  the  Disclosure  Schedules,  Buyer  represents  and  warrants  to  Seller as follows:

Section 5.1

Organization and Authority.  Buyer is a corporation validly existing and in good standing under the Laws of the State of Delaware.  Buyer has the requisite corporate power,

authority   and   legal   capacity   to   execute   and   deliver   this   Agreement,   to   consummate   the

Transaction  and  to  perform  its  obligations  under  this  Agreement.   The  execution,  delivery  and

performance  of  this  Agreement  and  each  Transaction  Document  to  which  Buyer  is  a  party  and the  consummation  of  the  Transaction  have  been  duly  authorized  and  approved  by  all  required

corporate  action  on  the  part  of  Buyer.   This  Agreement  and  each  of  the  Transaction  Documents to which Buyer is a party has been duly and validly executed and delivered by Buyer.  Assuming

the  due  authorization,  execution  and  delivery  by  the   other  Parties  hereto  and  thereto,  this

Agreement  and  each  of  the  Transaction  Documents  to  which  Buyer  is  a  party  shall  constitute,

upon  execution  and  delivery  thereof,  the  valid  and  binding  obligations  of  Buyer,  enforceable  in accordance  with  their  terms,  except  as  enforcement  may  be  limited  by  applicable  bankruptcy,

reorganization,  insolvency,  moratorium  or  similar  Laws  affecting  the  enforcement  of  creditors’

rights   generally  and  by  general  principles  of   equity  (regardless  of  whether  enforcement  is

considered in a proceeding in Law or equity).

Section 5.2

Consents  and  Approvals.   Except  as  set  forth  on  Schedule  5.2,  no  Consent

of  or  to,  or  filing  with,  any Governmental  Authority,  domestic  or  foreign,  or  any other  Person  is required  to  be  made  or  obtained  by  Buyer  in  connection  with  the  execution,  delivery,  and performance  of  this  Agreement  or  the  other  Transaction  Documents  to  which  Buyer  is  a  party and the consummation of the Transaction.

Section 5.3

No  Violations.    Neither  the  execution,  delivery  nor  performance  of  this

Agreement  by  Buyer,  nor  the  consummation  by  Buyer  of  the  Transaction,  nor  compliance  by

Buyer  with  any  of  the  provisions  hereof,  will  (a)  conflict  with  or  result  in  any  breach  of  any provisions  of  the  Organizational  Documents  of  Buyer,  (b) result  in  a  violation  or  breach  of,  or constitute  (with  or  without  due  notice  or  lapse  of  time)  a  default  under  any  material  Contract  or other instrument or obligation to which Buyer is a party or by which Buyer or Buyer’s properties or assets may be bound or, (c) violate any Law applicable to Buyer.

Section 5.4

Brokers.     No   Person   is   entitled   to   any  brokerage,   financial   advisory,

finder’s  or  similar  fee  or  commission  payable  in  connection  with  the  Transaction  based  upon arrangements made by or on behalf of Buyer.

ARTICLE 6

COVENANTS

Section 6.1

Additional  Matters  and  Further  Assurances.    Seller  and  Buyer  shall  use

reasonable  efforts  to  execute  and  deliver  such  other  instruments  of  conveyance,  transfer  or assumption,  as  the  case  may  be,  and  take  such  other  actions  as  may  be  reasonably  requested  to

implement   more   effectively,   the   conveyance,   transfer   and   operation,   as   applicable,   of   the

Transferred  Assets  and  the  Business  to  or  by  Buyer.   Seller  and  Buyer  shall  cooperate  and  take

such  actions  as  may  be  reasonably  requested  by  the  other  Party  in  order  to  effect  an  orderly transfer  of  the  Business  with  a  minimum  of  disruption  to  the  operations  and  employees  of  the

businesses  of  the  Parties.    Neither  Buyer  nor  Seller  shall  take  any  action  which  is  materially inconsistent with its obligations under this Agreement.

Section 6.2

Confidentiality.   Except  as  required  by law or  to  carry out  the transactions contemplated  by  this  Agreement,  from  and  after  the  Closing,  Seller  shall,  and  shall  cause  its

Affiliates  and  each  of  their  respective  employees,  directors,  officers  and  owners,  to,  hold,  and shall  use  its  reasonable  best  efforts  to  cause  its  or  their  respective  Representatives  to  hold,  in confidence  any  and  all  information,  whether  written  or  oral,  concerning  the  Business  to  the extent such information is not publicly accessible or available at the time of any disclosure.

Section 6.3

Change of Corporate Name or  Dissolution of Seller.   Seller shall cease the

use   of   the   name   “Gotham   Innovation   Lab   Inc.”  and   the  d/b/a  “Gotham   Photo   Company”

immediately  after  the  Closing  Date,  and  Seller  shall  in  no  way  compete  with  Buyer,  solicit  any employees,  independent  contractors,  customers  or  service  providers  of  Buyer,  or  engage  in  any

business  of  a  similar  nature  to  the  Business.   Seller  shall  use  reasonable  efforts  to  wind  up  its affairs  and  (i)  change  the  name  of  Seller  to  something  that  does  not  contain  the  phrase  “Gotham

Photo  Company”  or  any  derivation  thereof  immediately  upon  Closing,  and  (ii)  file  a  Certificate of  Dissolution  with  the  New  York  Department  of  State,  Division  of  Corporations,  within  six months after the Closing Date.

Section 6.4

Account  Receivables.    From  and  after  the  Closing,  if  Buyer  receives  or

collects  any  funds  relating  to  any  accounts  receivable  existing  as  of  the  Closing  Date  pertaining to  the  Transferred  Assets,  Buyer  shall  remit  such  funds  to  Seller  via  ACH  payment  or  wire

transfer  within  six  Business  Days  after  its  receipt  thereof.   From  and  after  the  Closing,  if  Seller

or an Affiliate of Seller receives or collects any funds relating to any accounts receivable existing subsequent  to  the  Closing  Date  pertaining  to  the  Transferred  Assets,  Seller  or  an  Affiliate  of

Seller  shall  remit  such  funds  to  Buyer  within  five  Business  Days  after  its  receipt  thereof.   Buyer

shall exercise a duty of good faith in the efforts to facilitate the collection of funds relating to any accounts receivable existing as of the Closing Date pertaining to the Transferred Assets.

Section 6.5

Transfer  Taxes.   All  transfer,  documentary,  sales,  use,  stamp,  registration,

value  added  and  other  such  Taxes  and  fees  (including  any  penalties  and  interest)  incurred  in connection with this Agreement and the other Transaction Documents shall be borne and paid by

Seller  when  due.   Seller  shall,  at  its  own  expense,  timely file  any  Tax  Return  or  other  document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 6.6

Limited  Power  of  Attorney.    From  and  after  the  Closing,  Seller  hereby

appoints Buyer as its true and lawful attorney-in-fact of, for, and in the name, place and stead of

Seller, for the specific purpose of endorsing checks received by Buyer after the Closing which are made in the name of Seller for (1) accounts receivable existing as of the date of Closing,

whether or not pertaining to the Transferred Assets, which Buyer shall remit to Seller via ACH payment or wire transfer within six Business Days after its receipt thereof, (2) any amounts received by Buyer that represent moneys earned post-Closing, whether or not pertaining to the

Transferred Assets, that should have been paid in the name of Buyer, which Buyer shall keep in its possession for use, deposit, or otherwise in its sole discretion, and Seller hereby appoints the

Buyer as its true and lawful attorney-in-fact to ask for, demand, take and collect any funds relating to any accounts receivable existing as of the Closing Date pertaining to the Transferred

Assets.

Notwithstanding the above, Buyer shall have no right to assign, transfer, deliver,

hypothecate, subdivide or otherwise deal with all or any portion of the funds relating to any accounts receivable existing as of the Closing Date pertaining to the Transferred  Assets.

Section 6.7

Employee Benefits.

(a)

To the extent that, after the Closing Date and through December 31, 2015,

either of John Porcheddu or Jennifer Long exercises vacation days that accrued during the period from  January  1,  2015  to  the  Closing  Date  during  his  or  her,  as  applicable,  employ  with  Seller

(the  “Vacation  Days”),  Seller  will  reimburse  Buyer  for  the  amount  of  all  salary  payments  made

by  Buyer  to  each  of  Mr.  Porcheddu  and  Ms.  Long  with  respect  to  the  Vacation  Days.   In  such

event,  Buyer  shall  deliver  written  notice  to  Seller  of  the  exercise  of  Vacation  Days  by  each  of

Mr. Porcheddu and Ms. Long, which shall include the amount due and owing to Buyer therefrom

and   wire   instructions   of   Buyer   or   other   specified   payment   method   (the   “Reimbursement

Notice”),   and   Seller   shall   remit   the   payment   specified   via   the   method   specified   in   such

Reimbursement Notice.

(b)

Seller,  at  Buyer’s  expense,  hereby  agrees  to  maintain  its  current  coverage under  (1)  the  Gold  option  of  EmblemHealth  HMO  40/60  (the  “Health  Plan”),  and  (2)  the  Dental

Insurance  and  Vision  Benefits  offered  under  the  United  Health  Care  OxfordOBM  Premiere

Specialty  Option  plan  (the  “Dental  and  Vision  Plan,”  and  together  with  the  Health  Plan,  each  a

“Benefit  Plan”  and  together  the  “Benefit  Plans”)  through  December  31,  2015  (the  “Coverage

Period”), and will not terminate either Benefit Plan or reduce or modify its coverage under either

Benefit  Plan,  or  terminate  coverage  of  any  of  the  employees  covered  under  such  Benefit  Plan,

before the expiration of the Coverage Period.

ARTICLE 7

CLOSING DELIVERIES

Section 7.1

Deliveries  by  Seller  at  Closing.    At  the  Closing,  Seller  shall  deliver  to

Buyer:

(a)

An  Employment  Agreement  with  Buyer,  dated  as  of  the  Closing  Date,  in

the   form   attached   hereto   as   Exhibit   A,   executed   by   Vince   Collura   (the   “Employment

Agreement”);

(b)

a general bill of sale, in the form attached hereto as Exhibit B, with respect to  the  Transferred  Assets  to  be  conveyed  by  Seller  at  the  Closing,  and  any  other  documents requested  by  Buyer  so  as  to  convey  to  Buyer  good  title,  free  and  clear  of  all  Liens,  to  all  of

Seller’s right, title and interest in and to the Transferred Assets to be conveyed at Closing;

(c)

an  assignment  and  assumption  agreement,  in  the  form  attached  hereto  as

Exhibit  C  (the  “Assignment  and  Assumption  Agreement”),  pursuant  to  which  Seller  assigns  to

Buyer  all  of  its  right,  title  and  interest  in  and  to,  and  Buyer  assumes  all  of  Seller’s  obligations under or for the Assumed Contracts;

(d)

those  certain  confirmatory  assignment  agreements  executed  by  certain employees  of  Seller  (the  “Confirmatory  Assignment  Agreements”),  pursuant  to  which  such employees acknowledge  that all rights, title and interest in any of their work product remains the sole right of Seller;

(e)

any  and  all  consents  necessary  to  transfer  and  assign  the  Transferred

Assets;

(f)

Certificate   of   the   Secretary   of   Seller,   dated   as   of   the   Closing   Date,

certifying that  attached  thereto  are true and  complete copies  of  (i) the  resolutions  of the  directors

of  Seller  and   resolution  of  the  directors  of   shareholder  of  Seller  which  authorize  the  execution,

delivery  and  performance  of  this  Agreement,  the  Transaction  Documents,  and  the  Transaction,

and certifying that such resolutions have not been amended or rescinded and are in full force  and effect;  and  (ii)  the  Organizational  Documents  of  Seller  as  in  effect  as  of  the  Closing  Date,  and certifying  the  identity  and  incumbency  of  the  directors  and  officers  authorized  to  execute  and deliver this Agreement and the Transaction Agreements on behalf of Seller;

(g)

Certificate  executed  by  the  Chief  Executive  Officer  of  Seller,  dated  as  of the  Closing  Date,  certifying  that  the  representations  and  warranties  of  Seller  contained  in  this

Agreement,  the  other  Transaction  Documents  and  any  certificate  delivered  in  connection  with any of the foregoing are true and correct in all respects on and as of the date hereof;

(h)

a  good  standing certificate for Seller,  dated  no  earlier  than  ten  days  before the  Closing  Date,  from  its  jurisdiction  of  formation  and  from  each  other  jurisdiction  in  which

Seller is qualified or registered to do business as a foreign company;

(i)

a Form 8594 executed by Seller; and

(j)

all   other   documents,   certificates,   instruments   or   writings   reasonably

requested by Buyer in connection herewith.

Section 7.2

Deliveries  by  Buyer  at  Closing.    At  the  Closing,  Buyer  shall  deliver  to

Seller:

(a)

the Purchase Price in accordance with Section 3.1;

(b)

the Employment Agreement;

(c)

the Assignment and Assumption Agreement; and

(d)

all   other   documents,   certificates,   instruments   or   writings   reasonably

requested by Seller in connection herewith.

Section 7.3

Delivery  of  Transferred  Assets.   At  Closing,  Seller  shall  place  Buyer  in

full possession and control of the Transferred Assets, provided that Buyer and Seller agree to use their  reasonable  efforts  to  coordinate  such  delivery  in  a  mutually  agreeable  manner  in  order  to minimize, to the greatest extent possible, any Taxes.

ARTICLE 8

INDEMNIFICATION

Section 8.1

Survival    of    Representations,    Warranties,    and    Covenants.

The

representations  and  warranties  contained  in  this  Agreement  and  in  any  instrument  delivered

pursuant   to   this   Agreement   shall   survive   the   Closing   Date   and   the   consummation   of   the

Transaction  and  shall  continue  in  full  force  and  effect  until  12:00  AM  Eastern  Standard  time  on

January  1,  2017.   The  covenants  contained  in  this  Agreement  and  in  any  instrument  delivered

pursuant   to   this   Agreement   shall   survive   the   Closing   Date   and   the   consummation   of   the

Transaction, in accordance with their terms.

Section 8.2

Indemnification  by Seller.   Except  as  otherwise  expressly provided  in  this

Agreement,   Seller   shall   indemnify   Buyer   and   its   Affiliates   and   each   of   their   employees,

directors,  officers  and  owners  (collectively  referred  to  herein  as  “Buyer  Indemnified  Parties”)

against  and  hold  them  harmless  from  any  Losses  suffered  or  incurred  by  Buyer  Indemnified

Parties  for  or  on  account  of  or  arising  from  or  in  connection  with  (a)  any  breach  of  any representation or  warranty of Seller  contained  in this Agreement,  (b) any breach  of  any covenant or  agreement  of  Seller  contained  in  this  Agreement  or  any  agreement  entered  into  by  Seller pursuant  to  this  Agreement,  (c) any  Excluded  Liabilities,  including  any  Liability  arising  out  of the  ownership  of  the  Transferred  Assets,  the  operations  of  the  Business  or  the  activities  of  Seller prior to the Closing Date, or (d) any claims relating to or arising from any Persons based on such

Person’s actual or claimed equity interests in Seller.

Section 8.3

Indemnification  by  Buyer.   Except  as  otherwise  expressly provided  in  this

Agreement,  Buyer  shall  indemnify  Seller  and  its  employees,  directors,  officers  and  owners

(collectively  referred  to  herein  as  “Seller  Indemnified  Parties”)  against  and  hold  them  harmless from any Losses suffered or incurred by Seller Indemnified Parties for or on account of or arising from  or  in  connection  with  (a)  any  breach  of  any  representation  or  warranty  of  Buyer  contained in  this  Agreement,  or  (b)  any  breach  of  any  covenant  or  agreement  of  Buyer  contained  in  this

Agreement  or  any  agreement  entered  into  by  Buyer  pursuant  to  this  Agreement;  provided,

however,  Buyer  shall  not  be  liable  for  such  Losses  under  this  Section  8.3  to  the  extent  such

Losses  exceed  a  One  Hundred  and  Fifty  Thousand  Dollars  ($150,000)  aggregate  ceiling  (after which  point  Buyer  will  have  no  obligation  to  indemnify  Seller  Indemnified  Parties  from  and against further Losses).

Section 8.4

Notice and Defense.

(a)

If   at   any   time   a   party   entitled   to   indemnification   hereunder   (the

“Indemnitee”)  shall  receive  notice  from  any third  party of  any asserted  Loss  claimed  to  give  rise

to   indemnification   hereunder,   the   Indemnitee   shall   promptly   give   notice   thereof   (“Claims

Notice”)  to  the  party obligated  to  provide  indemnification  (the  “Indemnitor”)  of  such  Loss.   The

Claims  Notice  shall  set  forth  a  brief  description  of  the  Loss,  in  reasonable  detail,  and,  if  known or  reasonably  estimable,  the  amount  of  the  Loss  that  has  been  or  may  be  suffered  by  the

Indemnitee.   The  failure  of  the  Indemnitee  to  give  a  Claims  Notice  promptly  shall  not  waive  or otherwise  affect  the  Indemnitor’s  obligations  with  respect  thereto,  except  to  the  extent  that  the

Indemnitor is prejudiced as a result of such failure (or to the extent the associated claim is barred

by  another   provision   hereof   regarding   any  survival   period).     All   indemnity  claims   by  the

Indemnitee shall be bona fide.  Any claim for indemnification with respect to any of such matters which  is  not  asserted  by  a  notice  given  as  herein  provided  specifically  identifying  the  particular breach underlying such claim and the reasonable detail of facts and Losses relating thereto within the  specified  periods  of  survival  may  not  be  pursued  until  and  unless  properly  made,  and  if regarding  a  representation  or  warranty,  within  the  applicable  survival  period  as  set  forth  in

Section  8.1.   Thereafter,  the  Indemnitor  shall  have,  at  its  election,  the  right  to  compromise  or defend  any such  matter  at  the  Indemnitor’s  sole  cost  and  expense  through  counsel  chosen  by the

Indemnitor   and   approved   by   the   Indemnitee   (which   approval   shall   not   unreasonably   be

withheld);  provided,  however,  that  (i)  Indemnitor  provides  evidence  reasonably  satisfactory  to

Indemnitee  that  Indemnitor  has  the  financial  wherewithal  to  satisfy  and  discharge  the  Loss  in full, and (ii) any such compromise or defense shall be conducted in a manner which is reasonable and  not  contrary to  the  Indemnitee’s  interests,  and  the  Indemnitee shall  in  all  events  have  a  right to veto any such compromise or defense which is unreasonable or which would jeopardize in any material  respect  any  assets  or  business  of  the  Indemnitee  or  any  of  its  affiliates  or  increase  the potential  liability  of,  or  create  a  new  liability  for,  the  Indemnitee  or  any  of  its  affiliates  and,

provided further that the Indemnitor shall in all events indemnify the Indemnitee and its affiliates

against   any   damage   resulting   from   the   manner   in   which   such   matter   is   compromised   or

defended,   including   any   failure   to   pay   any   such   claim   while   such   litigation   is   pending.

Notwithstanding  the  foregoing,  if  the  Indemnitor  receives  a  firm  offer  to  settle  a  third  party

Claim, and the  Indemnitor desires to  accept such  offer, the Indemnitor will  give  written notice to

the  Indemnitee  to  that  effect.   In  the  event  that  the  Indemnitor  does  so  undertake  to  compromise

and  defend  a  claim,  the  Indemnitor  shall  notify  the  Indemnitee  of  its  intention  to  do  so.   Each

party  agrees  in  all  cases  to  use  commercially  reasonable  efforts  to  cooperate  with  the  defending

party  and  its  counsel  in  the  compromise  of  or  defending  of  any  such  liabilities  or  claims.    In

addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment, at its own cost and expense, of advisory counsel of its own choosing.

(b)

In  the  event  any  Indemnitee  should  have  an  indemnity  claim  against  any

Indemnitor  hereunder  which  does  not  involve  a  third  party  Claim,  the  Indemnitee  shall  transmit

to  the  Indemnitor  a  Claims  Notice.   The  Indemnitor  shall  have  fifteen  (15)  business   days  after

receipt  of  any  such  Claims  Notice  in  which  to  object  in  writing  to  the  claim  or  claims  made  by

Indemnitee  in  such  Claims  Notice,  which  written  objection  (the  “Objection  Notice”)  shall  state,

in  reasonable  detail,  the  basis  for  Indemnitor’s  objection.    In  the  event  that  Indemnitor  does

deliver  an  Objection  Notice  with  respect  to  any  claim  or  claims  made  in  any  Claims  Notice,  the

Indemnitor  and  the  Indemnitee  shall,  within  the  fifteen  (15)  day  period  beginning  as  of  the  date of  the  receipt  by  Indemnitee  of  the  Objection  Notice,  attempt  in  good  faith  to  agree  upon  the

proper  resolutions  of  each  of  such  claims.   If  the  parties  should  so  agree,  a  written  memorandum

setting  forth  such  agreement  shall  be  prepared  and  signed  by  both  parties.   If  no  agreement  can

be  reached  after  good  faith  negotiations  within  such  fifteen  day  negotiating  period  (or  such extended  period  as  the  Indemnitor  and  the  Indemnitee  shall  mutually agree  upon  in  writing), the parties may pursue their remedies at law (subject to the terms and conditions of this Agreement).

Section 8.5

Indemnification Limits and Restrictions.

(a)

De Minimis. No indemnification shall be payable  by Seller  with respect to any  indemnity  claim  under  Section  8.2  with  respect  to  any  individual  Loss  (or  series  of  related

Losses  arising  out  of  the  same  or  substantially  similar  circumstances)  which  is  (or,  for  such  a series,  are  in  the  aggregate)  less  than  Five  Thousand  Dollars  ($5,000.00)  (the  “De  Minimis

Amount”);  provided,  however,  that,  in  each  case  subject  to  the  other  terms  of  this  Section  8,  if such  Loss (or  Losses) exceeds the De Minimis Amount, then all of such indemnification shall be payable  for the  entire amount  of  such  Loss  (or  Losses),  including the portion  that  is less  than  the

De Minimis Amount.

(b)

Caps.     The   aggregate   liability   of   Seller   for   indemnification   payable

hereunder  with  respect  to  any  Indemnity  Claim  under  Section  8.2  shall  not  exceed  the  Purchase

Price  (the  “Cap”).  Any  indemnification  shall  be  paid  in  United  States  dollars  in  immediately available funds.

(c)

Notwithstanding  anything  in  this  Agreement  to  the  contrary,  Losses  shall not include consequential, special or punitive damages.

Section 8.6

Seller   Indemnification.     With   respect   to   any   indemnity   claim   under

Section  8.2,  Buyer  hereby  agrees  that  it  shall  seek  recourse  and  remedy  for  such  indemnifiable

Losses  (subject  to  Sections  8.7  and  8.8  below)  in  the  following  order  of  priority:   first,  Buyer

shall  enforce  its  set-off  rights  pursuant  to  Section  3.1  (b)(ii),  including  against  any  earn-out payments  which  are  due  or  may  become  due  under  clause  (ii)  of  Section  3.1(b),  to  the  extent  of such indemnifiable Losses;

(b)

to   the   extent   that   such   indemnifiable   Losses   shall   not   be   fully   paid

pursuant to the foregoing clause (a), Buyer shall seek recourse and remedy against Seller.

Section 8.7

Amount  of  Losses.   The  amount  of  any  Loss  payable  hereunder  shall  be

calculated  net  of  any  insurance  proceeds  actually  received  by  the   Indemnitee  with  respect

thereto.    In  the  event  that  an  Indemnitee  receives  any  insurance  proceeds  with  respect  to  any

Loss  for  which  any  such  Person  has  been  indemnified  hereunder,  then  a  refund  equal  to  such

insurance   proceeds   shall   be   made   promptly  to   the   Indemnitor.     The   Indemnitee   shall   use

commercially reasonable efforts to file insurance claims that may reduce or eliminate Losses.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1

Notices.      All   notices,   claims,   demands,   and   other   communications

hereunder  shall  be  in  writing  and  shall  be  deemed  given  upon  (a)  confirmation  of  receipt  of  a facsimile  transmission,  (b)  confirmed  delivery by  a  standard  overnight  carrier  or  when  delivered by  hand,  or  (c) the  expiration  of  five  (5)  Business  Days  after  the  day  when  mailed  by  registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

If to Buyer, to

VHT, Inc.

6400 Shafer Court, Suite 200

Rosemont, Illinois 60018

Attention: Brian Balduf

with a copy to:

Duane Morris LLP

190 South LaSalle Street, Suite 3700

Chicago, Illinois 60603-3433

Attention: N. Paul Coyle, Esq.

and

If to Seller, to

iGambit Inc.

1050 W. Jericho Tpke., Suite A

Smithtown, NY  11768

Attention: Elisa Luqman, General Counsel

with a copy to:



Roetzel & Andress

350  East Las Olas Boulevard

Las Olas Centre II, Suite 1150

Fort Lauderdale, FL 33303-0310

Attention: Joel Mayersohn



Section 9.2

Entire  Agreement;  Assignment.   This  Agreement  (including  any Annexes,

Schedules,  Exhibits  and  the  other  documents  and  instruments  referred  to  herein)  (a) constitutes the  entire  agreement  between  the  parties  hereto  and  supersedes  all  other  prior  agreements  and understandings,  both  written  and  oral,  among  the  Parties  or  any  of  them,  with  respect  to  the subject  matter  hereof,  including  any  transaction  between  or  among  the  Parties  hereto,  and  (b)

shall  not  be  assigned  without  the  prior  written  consent  of  the  non-assigning  party,  whether  by operation of Law or otherwise provided, however, that Seller may assign this Agreement without such  consent  to  an  Affiliate,  including  the  right  to  receive  Installment  Payments  pursuant  to

Section 3.1 and Account Receivables pursuant to Section 6.4.

Section 9.3

Governing  Law.   This  Agreement,  the  rights  of  the  parties  and  all  Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 9.4

Waiver  of   Jury  Trial.     EACH   PARTY   HEREBY   IRREVOCABLY

WAIVES  ANY  AND  ALL  RIGHT  TO  TRIAL  BY  JURY  IN  ANY  ACTION  ARISING

OUT OF, OR RELATING TO, THIS AGREEMENT.

Section 9.5

Amendment.      This   Agreement   may   not   be   amended   except   by   an

instrument in writing signed on behalf of all the Parties hereto.

Section 9.6

Waiver.    Any  of  the  terms  and  conditions  of  this  Agreement  may  be waived in whole or in part, but only by an  agreement in writing making specific reference to this

Agreement  and  executed  by  the  Party  that  is  entitled  to  the  benefit  thereof.   The  failure  of  any

Party  hereto  to  insist  upon  strict  performance  of  or  compliance  with  the  provisions  of  this

Agreement  shall  not  constitute  a  waiver  of  any  right  of  any  such  Party  hereunder  or  prohibit  or limit the right of such Party to insist upon strict performance or compliance at any other time.

Section 9.7

Severability;  Validity;  Parties  in  Interest.   Any  term  or  provision  of  this

Agreement  that  is  invalid  or  unenforceable  in  any  situation  in  any jurisdiction  will  not  affect  the

validity  or   enforceability   of   the   remaining   terms   and   provisions   hereof   or   the   validity  or

enforceability   of   the   offending   term   or   provision   in   any   other   situation   or   in   any   other

jurisdiction.   In  the  event  that  any  provision  hereof  would,  under  applicable  law,  be  invalid  or unenforceable  in  any  respect,  each  party  hereto  intends  that  such  provision  will  be  construed  by modifying  or  limiting  it  so  as  to  be  valid  and  enforceable  to  the  maximum  extent  compatible with, and possible under, applicable law.

Section 9.8

Interpretive   Matters.      The   Parties   have   participated   jointly   in   the

negotiation  and  drafting  of  this  Agreement.    In  the  event  an  ambiguity  or  question  of  intent

arises,  this  Agreement  shall  be  construed  as  if  drafted  jointly by the  Parties,  and  no  presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.9

Descriptive  Headings.   The  headings  contained  in  this  Agreement  are  for

reference  purposes  only  and  shall  not  affect  in  any  way  the  meaning  or  interpretation  of  this

Agreement.

Section 9.10    Counterparts;  Effectiveness;  Facsimile  Signatures.   This  Agreement  may

be  executed  in  two  or  more  counterparts,  each  of  which  shall  be deemed  to  be  an  original  but  all

of  which  shall  constitute  one  and  the  same  agreement.   This  Agreement  shall  become  effective

when  each  Party  hereto  shall  have  received  counterparts  thereof  signed  by  the  other  Parties hereto.  A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

SELLER

By: ______________________________
Name: John Salerno
Title: Chairman and CEO

BUYER

VHT, INC.

By: ______________________________
Name:
Title:

Signature Page to Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first above written.

SELLER

By: ______________________
Name: John Salerno
Title: Chairman and CEO

BUYER

VHT, INC.

By: ______________________
Name: Brian Balduf
Title: CEO

Annex A

Definitions

“Affiliates”  as  applied  to  any  Person,  means  any  other  Person  directly  or  indirectly  through  one or  more  intermediaries  controlling,  controlled  by,  or  under  common  control  with,  that  Person.

For the purposes of this definition, “control” means the possession of fifty percent (50%) or more of the voting stock or equity or membership interests of such Person.

“Business  Day”  means  a  day  other  than  a  Saturday,  Sunday  or  other  day  on  which  commercial banks in New York, New York are authorized or required by Law to close.

“Consent”  means  any  approval,  consent,  ratification,  waiver  or  other  authorization  from,  or notice to, any Person.

“Contract”   means   any  agreement,   contract,   commitment,   or   other  binding  arrangement   or

understanding, whether written or oral.

“GAAP” means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

“Governmental   Authority”   means   any  federal,   state,   local   or   foreign   government   or   any

subdivision,   agency,   instrumentality,   authority,   department,   commission,   board   or   bureau

thereof,  provided,  in  each  case,  that  the  relevant  action  in  any  given  circumstance  has  the  force

of   Law,   or   any   federal,   state,   local   or   foreign   court,   tribunal   or   arbitrator   of   competent

jurisdiction.

“Indebtedness”  of  any  Person  means  (i)  the  principal,  accreted  value,  accrued  and  unpaid interest, prepayment and  redemption premiums or  penalties (if any), unpaid  fees or  expenses and other monetary obligations in respect of (A) obligations of such Person for money borrowed, and

(B)  indebtedness  evidenced  by  notes,  debentures,  bonds  or  other  similar  instruments  for  the payment  of  which  such  Person  is  responsible  or  liable;  (ii)  all  obligations  of  such  Person  issued or  assumed  as  the  deferred  purchase  price  of  property,  all  conditional  sale  obligations  of  such

Person  and  all  obligations  of  such  Person  under  any  title  retention  agreement  (but  excluding trade  accounts  payable  and  other  accrued  current  liabilities  arising  in  the  ordinary  course  of business,  but  including  the  current  liability  portion  of  any  indebtedness  for  borrowed  money);

(iii)  all  obligations  of  such  Person  under  leases  required  to  be  capitalized  in  accordance  with

GAAP;  (iv)  all  obligations  of  such  Person  for  the  reimbursement  of  any  obligor  on  any  letter  of credit,  banker’s  acceptance  or  similar  credit  transaction;  (v)  all  obligations  of  such  Person  under interest  rate  or  currency  swap  transactions  (valued  at  the  termination  value  thereof);  (vi)  all obligations  of  the  type  referred  to  in  clauses  (i)  through  (v)  of  any  Persons  for  the  payment  of which  such  Person  is  responsible  or  liable,  directly  or  indirectly,  as  obligor,  guarantor,  surety or otherwise,  including  guarantees  of  such  obligations;  and  (vii)  all  obligations  of  the  type  referred to  in  clauses  (i)  through  (vi)  of  other  Persons  secured  by  (or  for  which  the  holder  of  such obligations  has  an  existing  right,  contingent  or  otherwise,  to  be  secured  by)  any  Lien  on  any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual   Property”   means   any   corporate   name,   fictitious   name,   trademark,   trademark

application,  service  mark,  service  mark  application,  trade  name,  brand  name,  product  name,

slogan,  trade  secret,  know-how,  patent,  patent  application,  copyright,  copyright  application,

design,  logo,  formula,  invention,  product  right,  technology  or  other  intangible  asset  of  any nature.

“Knowledge”  means  (i)  with  respect  to  an  individual,  knowledge  of  a  particular  fact  or  other  matter,  if such  individual  is  aware  of  such  fact  or  other  matter  or  should  be  aware  of  such  fact  or  other  matter,

after  reasonable  inquiry  by such  individual,  and  (ii)  with  respect  to  a  Person  that  is  not  an  individual,

knowledge  of  a  particular  fact  or  other  matter  if  any  individual  who  is  serving,  or  who  has  at  any  time served,  as  a  director,  officer,  partner,  executor,  or  trustee  of  such  Person  (or  in  any  similar  capacity)  has,

or  at  any  time  had,  knowledge  of  such  fact  or  other  matter  or  should  be  aware  of  such  fact  or  other matter, after reasonable inquiry by such Person.

“Law”  means  any  law,  statute,  regulation,  ordinance,  rule,  order,  decree,  judgment,  consent decree,  settlement  agreement  or  governmental  requirement  enacted,  promulgated  or  imposed  by any Governmental Authority.

 “Liabilities” means any and all debts, liabilities, losses and obligations.

“Licensed Real Property” means the real property office space presently licensed   by or subject

to a licensing  agreement by  Seller as licensee.

“Lien”   means   any   security   interest,   lien,   charge,   mortgage,   deed,   assignment,   pledge,

hypothecation,  claim,  encumbrance,  easement,  restriction  or  interest  of  another  Person  of  any kind or nature.

“Loss  and  Losses”  means  any  Liabilities,  judgments,  claims,  deficiencies,  demands,  actions,

Orders,  assessments,  damages,  dues,  penalties,  fines,  amounts  paid  in  settlement,  losses  and  out-

of-pocket  costs and expenses (including reasonable attorneys’  and  accountants’ fees), whether or not involving a third-party claim.

“Material   Adverse   Effect”   means,   with   respect   to   a   Person,   any   fact,   event,   change,

development  or  effect  that,  individually or  in  the aggregate,  has  or  could  have a material  adverse effect  on  the  business,  assets,  financial  condition  or  results  of  operations,  or  prospects  of  such

Person or its business, taken as a whole.

“   “Person”   means   any   corporation,   partnership,   joint   venture,   limited   liability   company,

organization, entity, authority or individual.

“Order”  means  any  award,  injunction,  judgment,  order,  ruling,  subpoena,  or  verdict  or  other decision entered, issued, made, or rendered by any Governmental Authority.

“Organizational  Documents”  means  the  certificate  or  articles  of  incorporation  and  bylaws,  and any amendment to any of the foregoing.

“Representative”  means,  with  respect  to  any  Person,  any  director,  officer,  principal,  attorney,

employee,  agent,  consultant,  accountant,  or  any  other  Person  acting  in  a  representative  capacity for such Person.

 “Taxes”  means  all  taxes,  charges,  fees,  duties,  levies  or  other  assessments,  including  income,

gross  receipts,  net  proceeds,  ad  valorem,  turnover,  real  and  personal  property  (tangible  and

intangible),   sales,   use,   franchise,   excise,   value   added,   license,   payroll,   unemployment,

environmental,  customs  duties,  capital  stock,  disability,  stamp,  leasing,  lease,  user,  transfer,  fuel,

excess profits, occupational and interest  equalization, windfall profits, severance and  employees’

income withholding and  Social Security taxes imposed by the United States or any other country or  by  any  state,  municipality,  subdivision  or  instrumentality  of  the  United  States  or  of  any  other country  or  by  any  other  tax  authority,  including  all  applicable  penalties  and  interest,  and  such term shall include any interest, penalties or additions to tax attributable to such Taxes.

“Tax  Return”  means  any  return,  declaration,  report,  claim  for  refund,  information  return  or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction” means all of the transactions contemplated by this Agreement.

“Transaction   Documents”   means   each   agreement,   document,   or   instrument   or   certificate

contemplated   by  this   Agreement   or   to   be   executed   by  the   Parties   in   connection   with   the

consummation of the Transaction.

“Transferred  Assets”  means  all  assets  set  forth  on  the  bill  of  sale  to  be  transferred  by  Seller  to

Buyer pursuant to Section 7.1(b) and all of the Assumed Contracts.

EXHIBIT A

EMPLOYMENT AGREEMENT

To be delivered under separate cover.

EXHIBIT B

BILL OF SALE

BILL OF SALE

THIS  BILL  OF  SALE  (this  “Bill  of  Sale”)  is  made  and  delivered  this  5th  day  of

November,   2015,   by   GOTHAM   INNOVATION   LAB   INC.   D/B/A   GOTHAM   PHOTO

COMPANY,  a  New  York  corporation  (the  “Seller”),  for  the  benefit  of  VHT,  INC.,  a  Delaware

corporation   (the   “Buyer”).     Capitalized   terms   used   but   not   defined   herein   shall   have   the

meanings ascribed to such terms in the Agreement (as hereinafter defined).

WHEREAS,  this  Bill  of  Sale  is  entered  into  pursuant  to  that  certain  Asset  Purchase

Agreement,  dated  as  of  November  5,  2015,  by  and  between  the  Buyer  and  the  Seller  (the

“Agreement”),  the  terms  of  which  are  incorporated  herein  by  reference,  which  provides  for,

among other  things,  the  sale  and  assignment  by the Seller  to  the  Buyer  of  the Transferred  Assets

(as defined below).

NOW,   THEREFORE,   in   consideration   of   the   mutual   promises   contained   in   the

Agreement,  and  for  other  good  and  valuable  consideration,  the  receipt  and  sufficiency  of  which is hereby acknowledged by the Seller, and subject to the terms and conditions of the Agreement:

1.

Conveyance  of  the  Transferred  Assets.   For  good  and  valuable  consideration,  the

receipt,  adequacy  and  legal  sufficiency  of  which  is  hereby  acknowledged,  and  as  contemplated by  Section  3.1  of  the  Agreement,  Seller  hereby  sells,  transfers,  assigns,  conveys,  grants  and delivers  to  Buyer,  effective  as  of  the  date  first  written  above,  all  of  the  Seller’s  right,  title  and interest in and to, and, with respect to intellectual  property, all world-wide right, title and interest in  and  to,  free  and  clear  of  all  liens,  claims  and  encumbrances,  together  with  the  goodwill  of  the business  symbolized  by the  intellectual  property being  assigned,  and  all  causes  of  action  for  any and all past infringements of the rights being assigned and the right to collect and retain proceeds therefrom, all of the assets set forth on Exhibit A hereto (the “Transferred Assets”)

2.

Further Assurances.   Seller  for itself,  its  successors  and  assigns,  hereby covenants and  agrees  that,  from  time  to  time  at  the  reasonable  request  of  the  Buyer,  Seller  (i)  shall  take  all action  as  may  be  reasonably  necessary  to  put  Buyer  in  actual  possession  of  the  Transferred

Assets,   and   (ii)   shall   execute,   acknowledge   and   deliver   or   cause   to   be   done,   executed,

acknowledged  or  delivered,  all  such  further  acts,  deeds,  instruments,  transfers  and  assurances  as may  be  reasonably  requested  by  the  Buyer  in  order  to  assign,  transfer,  set  over,  convey,  assure and confirm unto,  and vest in, the Buyer, its successors and assigns, any or  all of the Transferred

Assets assigned to Buyer.

3.

Agreement  Controlling.   This  Bill  of  Sale  is  executed  and  delivered  pursuant  to

the  Agreement.   This  Bill  of  Sale  is  subject  in  all  respects  to  the  terms  and  conditions  of  the

Agreement, and all of the representations, warranties, covenants and agreements of the Seller and the  Buyer  contained  therein,  all  of  which  shall  survive  the  execution  and  delivery  of  this  Bill  of

Sale  in  accordance  with  the  terms  of  the  Agreement.   Nothing contained  in  this  Bill  of Sale  shall

be  deemed  to  supersede,  enlarge  or  modify  any  of  the  obligations,  agreements,  covenants  or

warranties of the  Seller  and the Buyer  contained in the Agreement.   Notwithstanding anything  to

the  contrary  contained  in  this  Bill  of  Sale,  in  the  event  of  any  conflict  between  the  terms  of  this

Bill of Sale and the terms of the Agreement, the terms of the Agreement shall control.

DM3\3617192.3

4.

Binding  Effect.    This  Bill  of  Sale  shall  be  binding  upon  and  shall  inure  to  the benefit  of  the  Buyer  and  the  Seller  and  their  respective  legal  representatives,  successors  and assigns.

[Signature Page Follows]

DM3\3617192.3

IN  WITNESS  WHEREOF,  and  intending  to  be  legally  bound  hereby,  the  Seller  has caused  this  Bill  of  Sale  to  be  duly  executed  and  delivered  as  of  the  day  and  year  first  above written.

SELLER:

GOTHAM   INNOVATION   LAB   INC.   D/B/A

GOTHAM PHOTO COMPANY

By:

Name:

Title:

[Signature Page to Bill of Sale]

EXHIBIT A

Transferred Assets

Transferred Assets

1)   Clear and unencumbered ownership of all images produced by any employee or contractor since the inception of the company, excluding only those that have previously been assigned to

Elliman

2)   Written assignments of rights to all images created by employees or contractors since the inception of the company.

3)   Any and all rights to images or use of images granted to Gotham through the Master

Agreement for Media and Technology Services with Douglas Elliman LLC

4)   Any and all furniture and equipment used in the day to day operations of Gotham, including but not limited to any computers, phones, phone system, desks, chairs, copiers, servers, software,

cabinets, cameras, monitors, air conditioners, microwaves and general office supplies.

5)   All client records including but not limited to; name, contact info, ordering history.

6)   The accounts receivable and accounts payable detail ledger of the company as of Closing.

7)   Any and all software utilized in the day to day operation of the company, including but not limited to; e-mail, word processing, spreadsheets, presentations, chat,

8)   All social media accounts and online accounts that represent the company or are used in the day to day business

9)   All materials and original works previously prepared or used in the day to day operation of the business including but not limited to; brochures, presentations, videos, commercials, posters,

reports, lists, analysis, project plans, business cases, and other work related documents.

10) Client Contracts

Master  Agreement  for  Media  and  Technology  Services,  dated  as  of  November  10,  2009  with

Douglas Elliman LLC d/b/a Prudential Douglas Elliman Real Estate.

11) Photographers and Media Suppliers Master Service Agreements (Same Work for Hires)

Andres Orozco

08/09/2013

Andrew Federico

01/05/2014

Barbara Pitt

09/11/2015

Brian Wittmuss

07/03/2013

Sara Cavic

03/28/2014

Daniel Osborn

05/27/2015

Jamina Tomic

03/31/2015

Karin Bruno

11/26/2013

Mekko Harjo

01/26/2012

Pearl May

09/25/2014

DM3\3625967.3

Richard Silver

07/05/2013

Shari Laidley

08/26/2013

Thomas Mendenhall   01/29/2014

Yuko Torihara

04/29/2014

Frank Stephens

09/14/2015      Floorplan Artist

Micheal Marshall

08/28/2013      Floorplan Artist

12) Other Contracts

Adjet Koja Fringe Development Independent Contractor Agreement dated January 1, 2015.

Business Contract between Gotham Innovations Lab, LLC and Esoftflow Company Limited

dated April 4, 2015.

13) Trade Names

Team5

Gotham Innovation Lab Inc.

Gotham Photo Company

Gotham

Gotham Photo

Gotham Media

14) Proprietary Software (unregistered Copyrights)

EXPO (all versions)

E-Brochure (all versions)

Gotham Media Management System (all versions)

Gotham Business Operations Systems (all versions)

Online Media Storing and Sharing APIs (all versions)

Team5_Aspnet-Funtions DLL Library (all versions)

Team5 Client services System (all versions)

Originally   developed   by   Vince   Collura,   William   Che   Everich   (Contractor),   Khalid   Mills

(Contractor) in 2009.

Account / Site List

Adobe Creative Cloud

creative.adobe.com

Adspeed

http://www.adspeed.com

Authorize.net

http://authorize.net

This is used to collect VOW

payments.

Craigslist

http://craigslist.org

Dropbox

http://www.dropbox.com

This Dropbox is used for

retouching and MMS issues

eBrochure

admin.gothamphotocompany.com/admin

Esoft Catalog

http://www.3dfurniturecatalogue.com/

Esoft eportal

http://portal.esoftflow.net/

Retouching/staging/renovation,

floor plans, video editing services

EventBrite

http://www.eventbrite.com

event ticketing site

DM3\3625967.3

Flickr

http://www.flickr.com

Gotham's Flickr account

Godaddy (MANAGEMENT      https://www.godaddy.com/

Domain manager site. For MGMT

ONLY)

purposes ONLY.

Gotham Facebook

http://www.facebook.com/gothamnyc

gothamnyc

twitter.com

twitter

Imageination

http://www.imageination.tv

Instagram

Instagram.com

Intuit PaymentNetwork

https://ipn.intuit.com

CC Payments via QB

iTunes (for Matterport /

iPad)

Jive

Jive.com

Phone system - MANAGEMENT

ONLY

Metropix

http://www.metropix.co.uk

floorplans

Microsoft

For Samii/Jenni accounts

Moo

http://www.moo.com

Business cards

Network Solutions

https://www.networksolutions.com

associated email:

info@gothamphotocompany.com

PlatinumHD

new active links sent via emails

when video done

PREZI

http://www.prezi.com

Create astonishing presentations

live and on the web

QuickBooks

qbo.intuit.com

Ronin

https://gotham.roninapp.com/estimates

Login via Gmail!

Salesforce

http://www.salesforce.com

Staples

http://www.staples.com

Tumblr

http://gothamnyc.tumblr.com/

The GothamNYC tumblr account.

Twitter - GothamNYC

http://www.twitter.com/gothamnyc

WellcomeMat

http://www.wellcomemat.com

Video upload site

Wix

Wix.com

Gotham's website -

MANAGEMENT ONLY

Yousendit

https://www.hightail.com

CANCELLED PAID ACCOUNT

Youtube (OLD - do not use)

http://www.youtube.com

gothammotion@gmail.com

x8675309

Youtube (USE THIS)

http://www.youtube.com

15) Domain Names

gotham-ny.com

team5.com

GREENDOLLSONLINE.COM

teamfive.com

GREENINNOVATIONCORP.COM

fccny.org

gothamlabs.com

gothamphotoco.com

gothamphotocompany.com

ALLACCESSNYC.COM

FOREVERIZEIT.ORG

DM3\3625967.3

16) Third Party Licensed Software

SQL Server licenses obtained via Amazon AWS.

All content and systems housed at Amazon Web Services

17) Internet Rights

GoDaddy Account: Team5Register

1.   Gothamology.net

2.   GothamPhotoNY.com

3.   AllAccessNYC.com

4.   GothamInnovationLab.com

5.   GPC.NYC

6.   GothamLotto.com

7.   MZMNYC.Com

Network Solutions Account: Team5Register

1.   cohen-group.com

2.   fccny.org

3.   gothamlabs.com

4.   gothamphotoco.com

5.   gothamphotocompany.com

Network Solutions Account: DXP653 (nic handle)

1.   Team5.com

2.   TeamFive.com

3.   Gotham-NY.com

18) List of Employees

Alexandria

Cruz

Customer Service

First Name

Last Name

Duties/Postion

Aliese

Russell

Customer Service

Jennifer

Long

Office Manager

John

Porcheddu

Photographer

Maria

Makrianes

Customer Service

Samantha

Clyne

Photographer/Customer Service

Vince

Collura

President

DM3\3625967.3

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

OF CONTRACTS

THIS  ASSIGNMENT  AND  ASSUMPTION  AGREEMENT  OF  CONTRACTS,

dated as  of  the 5th  day of November, 2015  (this  “Agreement”), is  executed and delivered by and between Gotham  Innovation  Lab  Inc. d/b/a Gotham Photo Company,  a New York

corporation   (hereinafter   referred   to   as,   “Assignor”),   and   VHT,   Inc.,   a   Delaware

corporation   (“Assignee”),   in   connection   with   and   effective   on   the   closing   of   the

transaction  contemplated  in  that  certain  Asset  Purchase  Agreement  dated  as  of  even  date herewith, by and between Assignee and Assignor (the “Effective Date”).

RECITALS:

A.

Assignor is party to certain Contracts (the “Contracts”), which are set forth on “Schedule A” attached hereto and incorporated herein.

B.

Upon  the  Effective  Date,  Assignor  desires  to  assign  all  of  its  rights  and obligations  under  the  Contracts  to  Assignee,  and  Assignee  desires  to  assume  all  of

Assignor’s obligations thereunder.

NOW,   THEREFORE,   in   consideration   of   the   foregoing  and   other   good   and

valuable  consideration,  the  receipt,  and  sufficiency  of  which  are  hereby  acknowledged,

the undersigned, intending to be legally bound, hereby agree as follows:

1.

Assignment.   Upon the  Effective Date  and,  with respect to  each individual

Contract,  the  receipt  of  consent  by  the  respective  counterparty  if  required  under  the respective Contract, Assignor hereby assigns, transfers, sets over, conveys  and delivers to

Assignee,  its  successors  and  assigns,  all  of  Assignor’s  rights  and  obligations  under  each

Contract;  provided  that,  with  respect  to  an  individual  Contract  that  (1)  requires  consent from a counterparty to assignment that is not received as of the Effective Date and (2) the assignment  of  such  Contract  is  later  disputed  by the counterparty,  such  Contract  shall  not be deemed to have been assigned by Assignor to Assignee.

2.

Assumption.   Upon the Effective Date and, with respect to each individual

Contract,  the  receipt  of  consent  by  the  respective  counterparty  if  required  under  the respective  Contract,  Assignee,  for  itself  and  its  successors  and  assigns,  hereby  covenants with Assignor  and  its successors  and  assigns  that from and  after the  date  hereof  Assignee assumes  and  unconditionally  agrees  to  pay,  perform  and  discharge  all  of  Assignor’s obligations under each Contract; provided that, with respect to an individual Contract that

(1) requires consent to assignment that is not received as of the Effective Date and (2) the assignment  of  such  Contract  is  later  disputed  by  the  counterparty,  such  contract  shall  not be deemed to have been assumed by Assignee.

DM3\3617575.4

3.

Governing  Law.    This  Agreement  shall  be  governed  by,  and  controlled,

construed  and  enforced  in  accordance  with  the  laws  of  the  State  of  New  York,  without regard to its conflicts of laws principles.

4.

Counterparts.    This  Agreement  may  be  executed  simultaneously  and  in any  number  of  counterparts,  each  of  which  shall  be  deemed  an  original,  but  all  of  which

together  shall  constitute  one  and  the  same  instrument.   This  Agreement  may  be  executed

and delivered by facsimile or electronic transmission.

5.

Successors  and  Assigns.    This  Agreement  shall  bind  and  inure  to  the

benefit  of  and  be  enforceable  by  the  parties  hereto  and  their  respective  successors  and assigns.

6.

Modification.    This  Agreement  may  be  amended  or  modified  only  in  a written instrument signed by each of the parties hereto.

DM3\3617575.4

IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Agreement  to  be executed as of the date first above written.

ASSIGNOR:

GOTHAM INNOVATION LAB INC. D/B/A

GOTHAM PHOTO COMPANY

By:

Name:

Title:

ASSIGNEE:

VHT, INC.

By:

Name:

Title:

[Signature Page to Assignment and Assumption Agreement of Contracts]

SCHEDULE A

1)   Client Contracts

Master Agreement for Media and Technology Services, dated as of November 10,

2009 with Douglas Elliman LLC d/b/a Prudential Douglas Elliman Real Estate.

2)   Photographers   and   Media   Suppliers   Master   Service   Agreements   (Same

Work for Hires)

Andres Orozco

08/09/2013

Andrew Federico

01/05/2014

Barbara Pitt

09/11/2015

Brian Wittmuss

07/03/2013

Sara Cavic

03/28/2014

Daniel Osborn

05/27/2015

Jamina Tomic

03/31/2015

Karin Bruno

11/26/2013

Mekko Harjo

01/26/2012

Pearl May

09/25/2014

Richard Silver

07/05/2013

Shari Laidley

08/26/2013

Thomas Mendenhall   01/29/2014

Yuko Torihara

04/29/2014

Frank Stephens

09/14/2015      Floorplan Artist

Micheal Marshall

08/28/2013      Floorplan Artist

3)   Other Contracts

Adjet   Koja   Fringe   Development   Independent   Contractor   Agreement   dated

January 1, 2015.

Business Contract between Gotham Innovations Lab, LLC and Esoftflow

Company Limited dated April 4, 2015.

DM3\3617575.4